               EXHIBIT 10.21

                                SUPPLY AGREEMENT


     This Agreement is made this 27th day of April, 1993 by and between Iomed, Inc. ("Iomed"), 1290 West 2320 South, Salt Lake City, Utah 84119 and Abbott Laboratories, One Abbott Park Road, Abbott Park, Illinois 60064-3500.

     Iomed desires to purchase its requirements of Lidocaine 2% and Epinephrine 1:100,000 injection, USP, from Abbott and Abbott agrees to sell to Iomed its requirements of such Product. Iomed will market the Product for use in conjunction with Iomed's proposed medical device for iontophoretic administration.

     Therefore, in consideration of the premises and the mutual promises and agreements contained herein, Iomed and Abbott agree as follows:

1.   Product.

     For purposes of this Agreement, the term "Product" shall mean Lidocaine 2% and Epinephrine 1:100,000 injection, USP, packaged in 30ml SVP fliptop containers and labeled for iontophoretic administration with Iomed medical devices.

2.   Custom Product Development.

     Promptly after the execution of this Agreement, the parties shall undertake a project to develop a custom packaged product suitable for marketing with Iomed's iontophoretic medical administration device and suitable for manufacturing on Abbott's standard packaging equipment for fliptop containers. The parties shall use their reasonable best efforts to complete successfully the product development and to obtain U.S. Food and Drug Administration ("FDA") marketing approval of the Product. It is understood and agreed that there is no guarantee that the product development project will be successful and no representation or warranty of any kind is given by either party that a marketable Product will result from the project.

3.   Abbott's Development Responsibilities.
     -------------------------------------

     The objective of the product development project shall be for Abbott to assist Iomed as required in obtaining regulatory approval for sale of the Product. The Product will then be manufactured by Abbott and sold to Iomed for resale by Iomed. Abbott shall have the following development responsibilities:

a. Manufacture at Abbott's Rocky Mount plant 1,000 units of Product for clinical and stability supplies for testing to be carried out by Iomed to support FDA filings for device and drug marketing approvals.

b. Provide authorization to reference Abbott's Abbreviated New Drug Application, as appropriate for Pre-market Approval submissions by Iomed.

c. Assist Iomed, as reasonably requested, in preparation of regulatory submissions for the Product and provide such other assistance as Iomed may reasonably require.

d. Submit Investigational New Drug application and Supplemental New Drug Application as Abbott's responsibilities in the development process require.

e. Using Abbott's graphics studio, typeset final label and carton copy from artwork provided by Iomed and generate proofs and negatives suitable for printing.

4.   Iomed's Regulatory Submissions.

     Iomed agrees that Abbott shall have the right to review Iomed's proposed Pre-market Approval submissions. Abbott shall complete its review within a reasonable period of time after receipt from Iomed of the proposed regulatory submission. Iomed further agrees that Abbott shall participate with Iomed in responding to questions from the FDA regarding regulatory submissions applicable to the Product. Iomed shall respond to questions relating to its device. Abbott shall respond to questions relating to the product.

5.   ****Abbott's Development Efforts.

     5.1  ****

****.

     5.2 Changes in Project Scope. If unanticipated changes occur in the product development project or Product Specifications, or if technical difficulties result in the requirement for Abbott to perform either additional or repeat work, Abbott's costs for such work shall be paid by Iomed, subject to Iomed's prior approval.

6.   Manufacture and Supply of Product.

     6.1 Purchase and Sale of Product - Iomed Requirements. During the terms of this Agreement and pursuant to the terms and conditions hereof, Abbott agrees to manufacture, sell and deliver Product exclusively to Iomed and Iomed agrees to purchase its total requirements of Product from Abbott.

     6.2 Orders and Delivery Variances. Unless otherwise agreed to by the parties, the order quantity shall be a whole number in multiples of ****. The maximum order quantity shall be two hundred thousand (200,000) units per month. The maximum and minimum order sizes may be adjusted from time to time by written agreement of the parties. Delivery of Product by Abbott may vary from quantities ordered by Iomed plus or minus ****

****. Such deliveries shall be in full compliance with this Agreement.

     6.3  Manufacture of Product.

          6.3.1 Abbott shall manufacture Product in accordance with the Product Specifications for ****, as modified from time to time by Abbott. Product shall be labeled by Abbott in accordance with FDA approved lable copy and as mutually approved by the parties.

          6.3.2 Abbott's quality control procedures and in-plant quality control checks on the production of Product for Iomed shall be applied in the same manner as those procedures and checks are applied to products manufactured for sale directly by Abbott as Abbott products. Abbott shall provide a certificate of analysis with each shipment of Product.

          6.3.3 Iomed shall have a period of ****days from the date of receipt to inspect and reject any shipment of Product on the grounds that it does not conform with the Product Specifications. Iomed shall have the right to return any Product which does not conform. All of part of any shipment may be held for Abbott's disposition if found to be not in conformance with the Product Specifications, provided Abbott confirms such nonconformance through generally accepted quality control procedures. Abbott shall have **** days from the effective date of rejection (written notice) by Iomed in which to confirm nonconformance. Failure to confirm within such **** day period shall constitute agreement with Iomed's rejection of Product. After Abbott confirms nonconformance, Abbott shall have a period of **** days to replace such nonconforming Product. Replacement of Product with conforming Product shall be Iomed's sole and exclusive remedy for any nonconforming Product delivered hereunder. Any Product not rejected by Iomed pursuant to this subparagraph 6.3.3 shall be deemed accepted for all purposes and all claims with respect to such Product waived by Iomed. Shipment of rejected Product to Abbott and shipment of replacement Product to Iomed shall be at Abbott's expense and by the carrier designated by Abbott.

     6.3.4 Abbott hereby approves placement of a descriptive private label with Iomed's tradename and/or Iomed's trademark on the Product. Any material changes to the descriptive label must be approved by Abbott prior to implementing such changes.

  6.5  Price and Payment.

     6.5.1 Product shall be delivered by Abbott at prices set forth in Exhibit A of this Agreement. The prices are based on standard Abbott packaging components with custom Iomed print copy as approved by Abbott for manufacturability.

          6.5.2  Abbott shall invoice Iomed upon delivery of Product. ****.

          6.5.3 Any federal, state, county or municipal sales or use tax, excise or similar charge, or any other tax assessment (other than that assessed against income), license or other charge lawfully assessed and normally charged on the manufacture, sale or transportation of Product sold pursuant to this Agreement shall be paid by Iomed.

     6.6 Delivery. Product shall be delivered to Iomed F.O.B. Abbott's Rocky Mount, North Carolina plant and title shall pass to Iomed at such point.

     6.7  Orders and Forecasts.

          6.7.1 Abbott and Iomed shall cooperate fully in estimating and scheduling production for the first firm order to be placed by Iomed. The first firm order shall cover a period of three (3) consecutive calendar months. Thereafter, firm orders shall be placed monthly and shall cover the next succeeding third month. At the time Iomed places its firm monthly orders, Iomed shall provide to Abbott Iomed's estimate of its monthly requirements for the next succeeding nine (9) calendar month period. It is the intent that at all times Abbott shall have in hand firm monthly orders covering the current three (3) calendar month period and Iomed's estimates of its monthly requirements for the next succeeding nine (9) calendar month period.

          6.7.2 Each Iomed purchase order for Product shall be governed by the terms of this Agreement and none of the provisions of such purchase order shall be applicable except those specifying quantity ordered, delivery dates, shipping instructions and invoice information.

     6.8  Guarantees and Warranties.

          6.8.1 Abbott guarantees to Iomed that Product delivered to Iomed pursuant to this Agreement shall, at the time of delivery, not be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Federal Food, Drug, and Cosmetic Act, as such Act and such laws are constituted and effective at the time of delivery and will not be an article which may not under the provisions of Sections 404 and 505 of such Act be introduced into interstate commerce.

          6.8.2 Abbott warrants that Product delivered to Iomed pursuant to this Agreement shall conform with the Product Specifications and shall have been manufactured pursuant to current Good Manufacturing Practice, as prescribed by regulations promulgated by the FDA. ****.

          6.8.3 ****.

     ****

****

7.  Term and Termination.

     7.1 This Agreement shall commence on the date first above written and the initial term shall expire on December 31, 1998. Thereafter, the term shall continue automatically until terminated. This agreement may be terminated on December 31, 1998 or at anytime thereafter upon not less than one hundred eighty (180) day's prior written notice from one party to the other. Iomed may terminate this Agreement at anytime by giving Abbott one hundred eighty (180) days prior written notice if Iomed discontinues sale of its iontophoretic administration devices.

     7.2 Either party may terminate this Agreement by giving to the other sixty (60) days prior written notice as follows:

     a.  Upon the bankruptcy or the insolvency of the other party; or

     b. Upon the breach of any warranty or any other material provision of this Agreement by the other party if the breach is not cured within sixty (60) days after written notice thereof to the party in default.

     7.3 Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement.

8.   Force Majeure.

     Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God; acts of the public enemy; insurrections; riots; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; or other unforeseeable causes beyond the control and without the fault or negligence of the party so affected. The party so affected shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

9.  Confidential Information.

     9.1 It is recognized by the parties that during the term of this Agreement the parties may exchange Confidential Information. Each party agrees not to disclose to any third person Confidential Information received from the other party and not to use Confidential Information received from the other party, except as authorized by the disclosing party. For purposes of this Agreement, Confidential Information shall include all information disclosed hereunder in writing and identified as being confidential or if disclosed orally is reduced to writing within thirty (30) days of oral disclosure and identified as being confidential, except any portion thereof which:

a.  is known to the recipient before receipt thereof under this Agreement;

b. is disclosed in good faith to the recipient after acceptance of this Agreement by a third person lawfully in possession of such information and not under an obligation of nondisclosure;

c.  is or becomes part of the public domain through no fault of the recipient;

d. is developed by the recipient independently of and without reference to Confidential Information; or

e.  is required by law to be disclosed.

     Notwithstanding the above, nothing contained in this Agreement shall preclude Iomed or Abbott from utilizing Confidential Information as may be necessary in prosecuting patent rights of the parties, or obtaining governmental marketing approvals, or in manufacturing Product pursuant to this Agreement. The obligations of the parties relating to Confidential Information shall expire three (3) years after the termination of this Agreement.

10.  Independent Contractors.

     The relationship of Iomed to Abbott established by this Agreement is that of an independent contractor. Nothing contained in this Agreement shall be construed to constitute Iomed as a partner, agent or joint venturer with Abbott or as a participant in a joint or common undertaking with Abbott.

11.  Notices.

     All notices hereunder shall be delivered personally or by registered or certified mail, postage prepaid, to the following addresses of the respective parties:

          Abbott Laboratories
          One Abbott Park Road
          Abbott Park, Illinois 60064-3500

          Attention:     General Counsel

          With copy to:  President
                         Hospital Products Division

          Iomed, Inc.
          1290 West 2320 South
          Salt Lake City, Utah 84119

          Attention:     President

          With copy to:  Vice President Operations

          Notices shall be effective upon receipt if personally delivered, or on the third business day following the date of mailing. A party may change its address listed above by notice to the other party.

12.       Applicable Law.

          This Agreement shall be construed, interpreted and governed by the laws of the State of Illinois, except for choice of law rules.

13.       Assignment.

          Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however, Abbott may assign this Agreement to a wholly-owned subsidiary and either party, without such consent, may assign or sell the same in connection with the transfer or sale of substantially its entire business to which this Agreement pertains or in the event of its merger or consolidation with another company. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder.

14. Entire Agreement

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto. No course of dealing or usage of trade shall be used to modify the terms hereof.

15. Severability.

     This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

16.  Waiver -- Modification of Agreement.

     No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both parties. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

17.  Product Recalls.

     If (a) any government authority issues a request, directive or order that the Product be recalled, or (b) a court of competent jurisdiction orders such a recall, or (c) Iomed or Abbott reasonably determine after consultation with the other that the Product should be recalled, the parties shall take all appropriate corrective actions. If such recall results from any cause or event for which Abbott is responsible, Abbott shall be responsible for the expenses of recall. In all other cases, Iomed shall be responsible for the expenses of recall. For the purposes of this Agreement, the expenses of recall shall include, without limitation, the reasonable expenses of notification and destruction or return of the recalled Product and the costs for the Product recalled which shall be equal to the purchase price paid for such Product.

     The parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their fully authorized representatives on the date first above written.

ABBOTT LABORATORIES                          IOMED, INC.


By:                                          By:
       ------------------------------               ---------------------------

Title: President Hospital Products           Title: President
       Division

                                   Exhibit A

                                     Price

Price per unit for the 30 mL fliptop container of Product is as follows:

     Quantity Per Contract Year         Price/Unit
     --------------------------         ----------

     0 - 300,000 Units                    $****

     300,001 Units and above              $****


1) Prices are based on Product purchased by delivery during each Contract Year. A Contract Year shall be the twelve (12) month period beginning on the first day of the month following the month in which Iomed receives final FDA approval to market the Product.

2) Beginning January 1, 1994, and on each succeeding January 1 during the term hereof, prices may be increased by Abbott. ****